UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2024

Astra Space, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39426	85-1270303
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 Skyhawk Street
Alameda, California	94501
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (866) 278-7217

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	ASTR	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On April 17, 2024, Astra Space, Inc. (“Astra”) received a deficiency notice from NASDAQ that Astra is not in compliance with Rule 5450(a)(1) of the listing requirements because its per share closing bid price has been below $1.00 for the last thirty consecutive business days. This notice has no immediate effect on the listing of Astra’s Class A common stock. Pursuant to Rule 5810(c)(3)(A), Astra has 180 calendar days, or until October 14, 2024, to regain compliance with the minimum bid price requirement set forth in Rule 5450(a)(1) (the “Minimum Bid Price Requirement”).

NASDAQ’s notice stated that if, at any time before October 14, 2024, the per share closing bid price of Astra’s Class A common stock is at least $1.00 for a minimum of ten consecutive business days, NASDAQ’s staff will provide Astra written notice that it complies with the Minimum Bid Price Requirement.

Astra intends to monitor the per share closing bid price of its Class A common stock and consider available options if its Class A common stock does not trade at a level likely to result in the Company regaining compliance with Minimum Bid Price Requirement by October 14, 2024.

If Astra does not regain compliance with the Minimum Bid Price Requirement by October 14, 2024, Astra may be eligible for an additional 180 calendar day compliance period. To qualify, Astra would need to, among other things, meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for NASDAQ, with the exception of the Minimum Bid Price Requirement, and provide written notice to NASDAQ that it intends to cure the deficiency during the second compliance period.

If NASDAQ concludes that Astra will not be able to cure the deficiency during the second compliance period, or Astra does not make the required representations, then NASDAQ will give notice that Astra’s Class A common stock is subject to delisting and Astra will be able to appeal that delisting before a NASDAQ hearings panel.

There can be no assurance that Astra will regain compliance with the Minimum Bid Price Requirement or that it will otherwise remain in compliance with the other listing requirements for NASDAQ.

As previously disclosed in Astra’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 12, 2024, Astra entered into that certain Agreement and Plan of Merger with Apogee Parent Inc. (“Parent”) and Apogee Merger Sub Inc. (“Merger Sub”) on March 7, 2024, pursuant to which Merger Sub will be merged with and into Astra (the “Merger”), with Astra being the surviving entity of such Merger and a wholly-owned direct subsidiary of Parent. If the Merger is consummated before October 14, 2024, Astra’s Class A common stock will be delisted from the Nasdaq Capital Market in connection with the consummation of the Merger.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 19, 2024	Astra Space, Inc.

	By:	/s/ Axel Martinez
	Name:	Axel Martinez
	Title:	Chief Financial Officer